PRICING SUPPLEMENT                                   Filing under Rule 424(b)(3)
                                                     File No. 333-76155


                           PROSPECTUS SUPPLEMENT NO. 2
                               DATED JUNE 16, 1999
                       TO PROSPECTUS DATED APRIL 30, 1999

                       VIRGINIA ELECTRIC AND POWER COMPANY
                  MEDIUM-TERM NOTES, SERIES G - FIXED RATE NOTE
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

PRESENTING AGENT: MORGAN STANLEY & CO. INCORPORATED
ACTING AS:   AGENT ( )   PRINCIPAL (X )

IF ACTING AS PRINCIPAL, NOTES WILL BE RESOLD TO THE PUBLIC AT:
                            (X) A FIXED PRICE OF 100% OF PRINCIPAL
                            ( ) VARYING PRICES BASED ON MARKET RATES

IF ACTING AS AGENT, NOTES WILL BE SOLD AT ____% OF PRINCIPAL

     Principal Amount: ...................................$ 20,000,000
     Presenting Agent's Commission: ......................$     50,000
     Net Proceeds to the Company: ........................$ 19,950,000
     Interest Rate:.......................................        6.30%
     Original Issue Date:.................................    06/21/99
     Stated Maturity: ....................................    06/21/01
     CUSIP:...............................................   92781FBQ0
     Specified Currency (U.S. Dollars unless noted):......
     Authorized Denominations (if other than U.S. $1,000
               and integral multiples thereof): ..........
     Initial Redemption Date: ............................     N/A
     Initial Redemption Percentage: ......................     N/A
     Annual Redemption Percentage Reduction: .............     N/A
     Limitation Date: ....................................
     Refunding Rate: .....................................
     Interest Payment Dates (if other than May 1
               and November 1 of each year):..............
     Additional Terms (if any): ..........................



(X) BOOK ENTRY NOTE                           ( ) CERTIFICATED NOTE